Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of CLC Healthcare, Inc. (the “Company”) hereby certify with respect to the quarterly report on Form 10-Q of the Company for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission (the “Report”) that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ALAN J. ZAMPINI

Alan J. Zampini Chief Executive Officer August 14, 2003

/s/ANDREW M. KERR

Andrew M. Kerr Chief Financial Officer August 14, 2003

NOTE:	A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CLC Healthcare, Inc. and will be retained by CLC Healthcare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.